news release

FOR RELEASE:

January 2, 2009

NASDAQ: SNIC

Sonic Solutions Updates Financial Guidance

Novato, California (January 2, 2009) - Sonic Solutions® (NASDAQ: SNIC) today announced updated financial guidance for its third fiscal quarter ended December 31, 2008. The Company now anticipates that net revenue for this quarter will be between $27 and $28 million. The revised forecast reflects the general economic weakness, which has affected the Company's OEM and retail sales. This forecast also includes a small amount of revenue from the operations of CinemaNow, which Sonic acquired in November.

About Sonic Solutions: Sonic Solutions enables the creation, management, and enjoyment of digital media content through its Hollywood to Home™ products, services, and technologies. Sonic's products range from the advanced authoring systems used to produce Hollywood DVD and Blu-ray Disc titles to the award-winning Roxio-branded photo, video, music, and digital-media management applications and services. Sonic's patented technologies and AuthorScript® media engine are relied upon by leading technology firms to define rich media experiences on a wide array of consumer electronics, mobile devices, set-top players, retail kiosks, and PCs. Always an innovator, Sonic has taken a leading role in helping professional and consumer markets make the successful transition to the new high-definition media formats and, through the Qflix™ platform, Sonic is defining new models for the digital distribution of Hollywood entertainment. Sonic Solutions is headquartered in Marin County, California.

Forward Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, projected savings, prospects, plans, opportunities, and objectives constitute "forward-looking statements." The words "may," "will," "expect," "intend," "plan," "anticipate," "believe," "estimate," "potential" or "continue" and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, but are not limited to expectations regarding net revenues. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to: risks related to the negative impact of current macroeconomic conditions on consumers and associated impact on their ability and inclination to spend on leisure and entertainment related activities and related software and electronics; the timely introduction and acceptance of new products and services, including but not limited to the rate of acceptance of Sonic's Qflix initiative, online services and high-definition products by content owners, original equipment manufacturers and consumers; competing products and services that may, now or in the future, be available to consumers; pricing pressures associated with products or services offered by current or future competitors; Sonic's ability to maintain sufficient liquidity and continue to fund its capital needs; the costs associated with new product and service introductions and the possible adverse effects on gross margins; fluctuations in demand for Sonic products and services; unforeseen increases in operating expenses; loss of significant customers, major distributors or key suppliers; and risks associated with international operations. Additional discussion of these and other risks, uncertainties and factors affecting Sonic's business, prospects and future results is contained in the company's periodic filings with the Securities and Exchange Commission. Sonic does not undertake to update any forward-looking statements unless otherwise required by law.

Sonic, the Sonic logo, Sonic Solutions, AuthorScript, Hollywood to Home, Qflix, and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used under license.

For more information, contact:	For more information, contact:
Sonic Solutions	Sonic Solutions Investor Relations
Paul Norris, E.V.P. and Acting Chief Financial Officer	Nils Erdmann, V.P. Investor Relations
Phone: 415.893.8000 Fax: 415.893.8008 Email: paul_norris@sonic.com	Phone: 415.893.8000 Fax: 415.893.8008 Email: nils_erdmann@sonic.com